Exhibit 99

Joint Filer Information

Each of the following joint filers has designated Marathon Asset Management, L.P. as the “Designated Filer” for purposes of the attached Form 4:

1.	Marathon Asset Management GP, L.L.C.

One Bryant Park, 38th Floor

New York, NY 10036

2.	Marathon Distressed Credit Master Fund

One Bryant Park, 38th Floor

New York, NY 10036

3.	MCSP Sub LLC

One Bryant Park, 38th Floor

New York, NY 10036

4.	Marathon StepStone Master Fund LP

One Bryant Park, 38th Floor

New York, NY 10036

5.	Bruce Richards

One Bryant Park, 38th Floor

New York, NY 10036

6.	Louis Hanover

One Bryant Park, 38th Floor

New York, NY 10036

Date of Event Requiring Statement: January 30, 2024

Issuer Name and Ticker or Trading Symbol: ATI PHYSICAL THERAPY, INC. [ ATIP ]

Marathon Asset Management, L.P., by: /s/ Jamie Raboy, Authorized Signatory	2/8/2024
Marathon Asset Management, GP, L.L.C., by: /s/ Jamie Raboy, Authorized Signatory	2/8/2024
Marathon Distressed Credit Master Fund, by: /s/ Marathon Asset Management L.P., solely in its capacity as Investment Manager, by Jamie Raboy, Authorized Signatory	2/8/2024
MCSP Sub LLC., by: /s/ Marathon Asset Management L.P., solely in its capacity as Investment Manager, by Jamie Raboy, Authorized Signatory	2/8/2024
Marathon StepStone Master Fund LP, by: /s/ Marathon Asset Management L.P., solely in its capacity as Investment Manager, by Jamie Raboy, Authorized Signatory	2/8/2024
/s/ Bruce Richards	2/8/2024
/s/ Louis Hanover	2/8/2024

Date: February 8, 2024